Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports Second Quarter 2025 Financial Results

— Second Quarter Revenues of $390.7 Million —

— GAAP Net Income of $87.1 Million and Diluted GAAP Earnings per Share of $0.52 —

— Company Reiterates 2025 Financial Expectations —

— Alkermes to Present Detailed Vibrance-1 Results at Upcoming World Sleep Congress —

DUBLIN, July 29, 2025 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the second quarter of 2025.

“Our second quarter results reflect strong performance across all three of our proprietary products and robust profitability and cash flow generation,” said Richard Pops, Chief Executive Officer of Alkermes. “Against the backdrop of solid financial performance, the recently announced positive topline results from Vibrance-1, our phase 2 study of alixorexton (ALKS 2680) in narcolepsy type 1, were an important milestone in the development program and underscore the differentiated features of alixorexton. These data also highlight the potential of orexin 2 receptor agonists to transform the treatment of narcolepsy. As we prepare to initiate a global phase 3 program, we look forward to sharing detailed results from Vibrance-1 at the upcoming World Sleep Congress and topline results from our Vibrance-2 study in patients with narcolepsy type 2 this fall.”

Key Financial Highlights

Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
Total Revenues	$390.7	$399.1	$697.2	$749.5
Total Proprietary Net Sales	$307.2	$269.3	$551.7	$502.8
VIVITROL®	$121.7	$111.9	$222.7	$209.5
ARISTADA®[i]	$101.3	$86.0	$174.8	$164.9
LYBALVI®	$84.3	$71.4	$154.3	$128.4

Profitability

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
GAAP Net Income From Continuing Operations	$87.1	$94.7	$109.6	$133.6
GAAP Net Income (Loss) From Discontinued Operations	$—	$(3.3)	$—	$(5.4)
GAAP Net Income	$87.1	$91.4	$109.6	$128.2

EBITDA From Continuing Operations	$101.6	$118.6	$124.3	$170.1
EBITDA From Discontinued Operations	$—	$(3.9)	$—	$(6.4)
EBITDA	$101.6	$114.7	$124.3	$163.7

Adjusted EBITDA	$126.5	$135.3	$172.1	$217.1

Revenue Highlights

LYBALVI

•
Revenues for the quarter were $84.3 million.
•
Revenues and total prescriptions for the quarter grew 18% and 22%, respectively, compared to the second quarter of 2024.

ARISTADAi

•
Revenues for the quarter were $101.3 million.
•
Revenues for the quarter grew 18% compared to the second quarter of 2024.
•
During the quarter, the company recorded ARISTADA revenue of approximately $11.0 million related to gross-to-net favorability, primarily driven by Medicaid utilization adjustments.

VIVITROL

•
Revenues for the quarter were $121.7 million.
•
Revenues for the quarter grew 9% compared to the second quarter of 2024.
•
During the quarter, the company recorded VIVITROL revenue of approximately $9.0 million related to gross-to-net favorability, primarily driven by Medicaid utilization adjustments.

Manufacturing & Royalty Revenues

•
VUMERITY® manufacturing and royalty revenues for the quarter were $39.4 million.
•
Royalty revenues from XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® for the quarter were $30.3 million.

Key Operating Expenses

Please see Note 1 below for details regarding discontinued operations.

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
R&D Expense – Continuing Operations	$77.4	$59.6	$149.2	$127.3
R&D Expense – Discontinued Operations	$—	$3.9	$—	$6.4

SG&A Expense – Continuing Operations	$170.8	$168.1	$342.6	$347.9
SG&A Expense – Discontinued Operations	$—	$—	$—	$—

Balance Sheet

At June 30, 2025, the company recorded cash, cash equivalents and total investments of $1.05 billion, compared to $916.2 million at March 31, 2025.

Financial Expectations for 2025

Alkermes reiterates its financial expectations for 2025, as set forth in its press release dated Feb. 12, 2025.

Notes and Explanations

1.
The company determined that upon the separation of its former oncology business, completed on Nov. 15, 2023, the oncology business met the criteria for discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, Discontinued Operations. Accordingly, the accompanying selected financial information has been updated to present the results of the oncology business as discontinued operations for the three and six months ended June 30, 2024.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. ET (1:00 p.m. BST) on Tuesday, July 29, 2025, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders, including narcolepsy and idiopathic hypersomnia. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA excludes share-based compensation expense in addition to the components of EBITDA from earnings.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, EBITDA and Adjusted EBITDA should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects; and the company’s expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, alixorexton (formerly referred to as ALKS 2680). The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the company is able to achieve its financial expectations; clinical development activities may not be initiated or completed on expected timelines or at all; the results of the company’s development activities may not be positive, or predictive of future results from such activities, results of future development activities or real-world results; the company’s products or product candidates could be shown to be ineffective or unsafe; the U.S. Food and Drug Administration (FDA) or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or may make adverse decisions regarding the company’s products; potential changes in the cost, scope and duration of the company development programs; the unfavorable outcome of arbitration, litigation, or other proceedings or disputes related to the company’s products or products using the company’s proprietary technologies; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2024 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; BYANNLI®, INVEGA HAFYERA®, INVEGA TRINZA®, TREVICTA® and XEPLION® are registered trademarks of Johnson & Johnson or its affiliated companies; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[i]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	June 30, 2025	June 30, 2024
Revenues:
Product sales, net	$307,235	$269,273
Manufacturing and royalty revenues	83,422	129,858
Total Revenues	390,657	399,131
Expenses:
Cost of goods manufactured and sold	49,460	61,472
Research and development	77,370	59,649
Selling, general and administrative	170,849	168,113
Amortization of acquired intangible assets	—	14
Total Expenses	297,679	289,248
Operating Income	92,978	109,883
Other Income, net:
Interest income	11,090	10,735
Interest expense	—	(5,952)
Other income, net	771	2,053
Total Other Income, net	11,861	6,836
Income Before Income Taxes	104,839	116,719
Income Tax Provision	17,741	22,061
Net Income From Continuing Operations	87,098	94,658
Loss From Discontinued Operations — Net of Tax	—	(3,300)
Net Income — GAAP	$87,098	$91,358

GAAP Earnings Per Ordinary Share - Basic:
From continuing operations	$0.53	$0.56
From discontinued operations	$—	$(0.02)
From net income	$0.53	$0.54

GAAP Earnings Per Ordinary Share - Diluted:
From continuing operations	$0.52	$0.55
From discontinued operations	$—	$(0.02)
From net income	$0.52	$0.53

Weighted Average Number of Ordinary Shares Outstanding:
Basic	164,959	168,321
Diluted	168,357	170,977

An itemized reconciliation between net income from continuing operations on a GAAP basis and Adjusted EBITDA is as follows:
Net Income from Continuing Operations	$87,098	$94,658
Adjustments:
Depreciation and amortization expense	7,818	6,658
Interest income	(11,090)	(10,735)
Interest expense	—	5,952
Income tax provision	17,741	22,061
EBITDA from Continuing Operations	101,567	118,594
EBITDA from Discontinued Operations	—	(3,913)
EBITDA	101,567	114,681
Share-based compensation	24,966	20,601
Adjusted EBITDA	$126,533	$135,282

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Six Months Ended	Six Months Ended
(In thousands, except per share data)	June 30, 2025	June 30, 2024
Revenues:
Product sales, net	$551,728	$502,809
Manufacturing and royalty revenues	145,439	246,691
Research and development revenue	—	3
Total Revenues	697,167	749,503
Expenses:
Cost of goods manufactured and sold	98,657	120,116
Research and development	149,187	127,260
Selling, general and administrative	342,553	347,862
Amortization of acquired intangible assets	—	1,073
Total Expenses	590,397	596,311
Operating Income	106,770	153,192
Other Income, net:
Interest income	21,231	20,134
Interest expense	—	(11,930)
Other income, net	2,327	2,235
Total Other Income, net	23,558	10,439
Income Before Income Taxes	130,328	163,631
Income Tax Provision	20,766	30,025
Net Income From Continuing Operations	109,562	133,606
Loss From Discontinued Operations — Net of Tax	—	(5,420)
Net Income — GAAP	$109,562	$128,186

GAAP Earnings Per Ordinary Share - Basic:
From continuing operations	$0.67	$0.79
From discontinued operations	$—	$(0.03)
From net income	$0.67	$0.76

GAAP Earnings Per Ordinary Share - Diluted:
From continuing operations	$0.65	$0.78
From discontinued operations	$—	$(0.03)
From net income	$0.65	$0.75

Weighted Average Number of Ordinary Shares Outstanding:
Basic	164,188	168,152
Diluted	168,470	171,960

An itemized reconciliation between net income from continuing operations on a GAAP basis and Adjusted EBITDA is as follows:
Net Income from Continuing Operations	$109,562	$133,606
Adjustments:
Depreciation and amortization expense	15,239	14,714
Interest income	(21,231)	(20,134)
Interest expense	—	11,930
Income tax provision	20,766	30,025
EBITDA from Continuing Operations	124,336	170,141
EBITDA from Discontinued Operations	—	(6,429)
EBITDA	124,336	163,712
Share-based compensation	47,776	53,356
Adjusted EBITDA	$172,112	$217,068

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	June 30,	December 31,
(In thousands)	2025	2024
Cash, cash equivalents and total investments	$1,054,008	$824,816
Receivables	354,906	389,733
Inventory	191,924	182,887
Contract assets	1,424	4,990
Prepaid expenses and other current assets	71,295	86,077
Property, plant and equipment, net	239,399	227,564
Intangible assets, net and goodwill	83,880	83,917
Deferred tax assets	155,533	154,835
Other assets	100,440	100,748
Total Assets	$2,252,809	$2,055,567
Accrued sales discounts, allowances and reserves	$253,173	$272,452
Other current liabilities	252,789	192,747
Other long-term liabilities	122,263	125,391
Total shareholders' equity	1,624,584	1,464,977
Total Liabilities and Shareholders' Equity	$2,252,809	$2,055,567

Ordinary shares outstanding (in thousands)	165,055	162,177

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which the company intends to file in July 2025.